UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RLI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois  61615

March 30, 2007

Dear Shareholder:

Please consider this letter your personal invitation to attend the 2007 RLI Corp. Annual Shareholders Meeting. It will be held at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, the Company’s principal office, on May 3, 2007, at 2 p.m. CDT.

Business scheduled to be considered at the meeting includes the election of Class II directors, and ratification of KPMG LLP as our independent registered public accounting firm for the current year. In addition, we will review significant events of 2006 and their impact on you and your Company. Company directors and officers and representatives of KPMG LLP will be available before and after the meeting to talk with you and answer any questions you may have.

Your vote is important to us, no matter how many shares you own. Shareholders will have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Check the proxy card forwarded by your bank, broker, other holder of record or our proxy administrators to see the options available to you. If you do attend the Annual Meeting and desire to vote in person, you may do so even though you have previously voted your proxy.

Thank you for your interest in your Company as well as your confidence and support in our future.

Sincerely,

Gerald D. Stephens, CPCU

Chairman of the Board

RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois  61615

Notice of Annual Meeting of Shareholders

May 3, 2007

To the Shareholders of RLI Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of RLI Corp. (“Company”) will be held at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, on Thursday, May 3, 2007, at 2 p.m. Central Daylight Time to:

1.                                       Elect four (4) Class II directors for a three-year term expiring in 2010 or until their successors are elected and qualified;

2.                                       Consider and act upon a proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for the current year; and

3.                                       Transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company, of record at the close of business on March 5, 2007, are entitled to notice of and to vote at the Annual Meeting.  This Proxy Statement and the enclosed Proxy are first being mailed or electronically delivered to shareholders entitled to notice of and to vote at the Annual Meeting on or about March 30, 2007.

By Order of the Board of Directors

Daniel O. Kennedy

General Counsel and Corporate Secretary

Peoria, Illinois

March 30, 2007

It is important, regardless of the number of shares you hold, that you personally be present or be represented by proxy at the Annual Meeting. Even if you expect to attend, it is important that you (1) complete the enclosed proxy card, and sign, date and return it as promptly as possible in the envelope enclosed for that purpose, or (2) vote your shares by telephone or on the Internet by following the instructions on your proxy card. You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date or voting by telephone or on the Internet at a later date. If you attend the Annual Meeting and desire to vote in person, your proxy may be withdrawn upon request.

RLI Corp.

9025 North Lindbergh Drive

Peoria, Illinois 61615

Proxy Statement

Annual Meeting of Shareholders

to be held

May 3, 2007

General Information

This Proxy Statement is furnished to the shareholders of RLI Corp., an Illinois corporation (“Company”) in connection with the solicitation, by the Board of Directors of the Company (“Board” or “Board of Directors”), of proxies to be used at the Annual Meeting of Shareholders to be held at 2 p.m. Central Daylight Time on Thursday, May 3, 2007, at the Company’s offices at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, and at any adjournments of the Annual Meeting.

Proxy Solicitation. The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by directors, officers or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”), the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions.

Voting.  Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy to achieve a quorum. Pursuant to the Company’s By-Laws, at least a majority of the outstanding voting shares must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares.  Even if you expect to attend, it is important that you (1) complete the enclosed proxy card, and sign, date and return it as promptly as possible in the envelope enclosed for that purpose, or (2) vote your shares by telephone or on the Internet by following the instructions on your proxy card.  You may receive multiple proxy cards if you hold your shares in different ways or in multiple accounts.   If your shares are held by a broker (“in street name”), you will receive your proxy card from your broker and will return your proxy card to your broker.   You should vote on and sign each proxy card you receive.

Shareholders can save the Company expense by voting their shares over the telephone, toll-free from the United States or Canada, or by voting through the Internet. The voting procedures are designed to authenticate each shareholder by use of a control number, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any shareholder interested in voting by telephone or the Internet are set forth on the proxy card. The method of voting will not limit a shareholder’s right to attend the Annual Meeting.  If you vote by telephone or the Internet, you do not need to also vote by proxy card unless you are doing so to change your vote as described below.

Each proxy will be voted in accordance with the shareholder’s specifications. If you return a signed proxy card without providing voting instructions, your shares will be voted as recommended by the Board of Directors. All proxies delivered pursuant to this solicitation are revocable at any time prior to the meeting at the option of the shareholder either by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by timely delivery of a properly completed proxy, whether by proxy card or by Internet or telephone vote, bearing a later date, or by voting in person at the Annual Meeting. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

Assuming the presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock of the Company, or a quorum, the election of directors requires the affirmative vote of a plurality of the votes cast, which means that the four persons receiving the highest number of “For” votes will be elected. With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Assuming the presence of a quorum, the affirmative vote of a majority of the votes represented at the meeting shall be required to approve the other proposals.  Votes withheld and abstentions are deemed present at the meeting, will be counted for quorum purposes and other than with respect to Proposal One, will have the same effect as a vote against the matter.  Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or at their own discretion if permitted by the NYSE or other organization of which they are members. Members of the NYSE are permitted to vote their clients’ proxies at their own discretion as to the election of directors if the clients have not furnished voting instructions within 10 days of the meeting. If an executed proxy is returned by a broker on behalf of its client that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a “broker non-vote”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum. Broker non-votes will have no effect with respect to Proposal One and will not be counted in determining the number of shares necessary for approval for Proposal Two.

Shareholders Entitled to Vote. Shareholders of record at the close of business on March 5, 2007, the record date, shall be entitled to vote at the 2007 Annual Meeting.  As of the record date, the Company had 24,055,233 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2007 Annual Meeting.

Mailing.  This Proxy Statement and enclosed Proxy are first being mailed or electronically delivered to shareholders entitled to notice of and to vote at the Annual Meeting on or about March 30, 2007.

Electronic Access to Proxy Materials and Annual Report. This notice of Annual Meeting and Proxy Statement and the 2006 Annual Report are available on the Company’s Internet site under Investors at www.rlicorp.com. Shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save the Company the cost of producing and mailing these documents by following the instructions provided if you vote over the Internet or by telephone. Should you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail next year with voting instructions and the Internet address of those materials.

Share Ownership of Certain Beneficial Owners

Principal Shareholders. The only persons or entities known to the Company who beneficially own more than five percent of the Company’s Common Stock as of December 31, 2006, are as follows:

		Percent of
Name and Address	Number of Shares	Outstanding
of Beneficial Owner	Beneficially Owned	Common Stock
State Street Bank and Trust Company	2,061,612	8.4%
225 Franklin Street
Boston, Massachusetts 02110 (1)

Franklin Resources, Inc.	1,917,873	7.9%
One Franklin Parkway
San Mateo, California 94403 (2)

Gerald D. Stephens	1,449,490	5.9%
493 East High Point Drive
Peoria, Illinois 61614 (3)

(1)                                  The information shown is based solely on a Schedule 13G dated February 12, 2007, filed with the SEC by State Street Bank and Trust Company (“State Street”), which filing indicates, as of December 31, 2006, State Street, in its capacity as trustee of the Company’s Employee Stock Ownership Plan (“ESOP”), held 1,713,298 shares on behalf of participants in such plan.  State Street further disclosed sole voting power with respect to 348,314 shares, shared voting power with respect to 1,713,298 shares, and shared dispositive power with respect to 2,061,612 shares. Each ESOP participant or beneficiary may direct State Street as to the manner in which the shares allocated to each participant under the ESOP are to be voted. State Street has sole voting power with respect to all unallocated shares and sole investment power as to all allocated and unallocated shares. With respect to allocated shares for which no votes are received, State Street will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received.

(2)                                  The information shown is based solely on a Schedule 13G dated January 31, 2007, filed with the SEC by Franklin Resources, Inc., (“Franklin”), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC, which filing indicates one or more open- or closed-end investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of Franklin, have sole voting power with respect to 1,912,873 and sole dispositive power with respect to 1,917,873 shares. Messrs. Johnson and Johnson are the principal shareholders of Franklin.

(3)                                  Mr. Stephens is the Chairman of the Board of the Company.   Includes 95,313 shares allocated to Mr. Stephens under the RLI Corp. Key Employee Excess Benefit Plan (“Key Plan”), over which Mr. Stephens has no voting or investment power; 28,582 shares held in custodian accounts for the benefit of Mr. Stephens’ grandchildren, over which Mr. Stephens has sole voting and investment power; 3,692 shares in the B. L. Stephens Trust for the benefit of Mr. Stephens’ sister, over which Mr. Stephens, as trustee, has sole voting and investment power; 1,416 shares owned by the Gerald D. and Helen M. Stephens Foundation, over which Mr. Stephens, as President, has sole voting and investment power; 186,500 currently exercisable stock options; and 18,549 shares held by a bank, as trustee, under an irrevocable trust established by the Company pursuant to the RLI Corp. Executive Deferred Compensation Agreement (“Deferred Agreement”). Excludes 68,935  shares owned by Mr. Stephens’ spouse, over which Mr. Stephens has no voting or investment power, as to which Mr. Stephens disclaims beneficial ownership.

Directors and Officers. The following information is furnished as to the beneficial ownership of the shares of the Company’s Common Stock by each current director, nominee for director and named executive officer, and the directors and executive officers of the Company as a group, as of December 31, 2006.

Name of Individual or	Number of Shares	Percent of
Number of Persons in	Beneficially	Outstanding
Group	Owned (1)	Common Stock

Barbara R. Allen	942	*

John T. Baily (2) (3) (4)	10,343	*

Richard H. Blum (2) (4)(12)	20,418	*

Joseph E. Dondanville (5) (9) (10) (11)(12)	266,417	1.1%

Jeffrey D. Fick (9) (10)	10,434	*

Jordan W. Graham (2)	2,685	*

Daniel O. Kennedy (9) (10)	1,043	*

Gerald I. Lenrow (2) (4) (6)(12)	52,628	*

Charles M. Linke (2) (4)	11,093	*

F. Lynn McPheeters (2) (4)	26,326	*

Jonathan E. Michael (7) (9) (10) (11)(12)	549,242	2.2%

Gerald D. Stephens (8) (10) (11)(12)	1,449,490	5.9%

Michael J. Stone (9) (10) (11)	299,034	1.2%

Edward F. Sutkowski (2) (4)(12)	199,990	*

Robert O. Viets (2) (4)	77,003	*

Directors and executive officers as a group (18 persons) (9) (10) (11)	3,063,100	12.1%

*Less than 1% of Class.

(1)                                  Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares reported.

(2)                                  Includes shares held by a bank trustee under an irrevocable trust established by the Company pursuant to the RLI Corp. Director Deferred Compensation Plan (“Deferred Plan”) for the benefit of the following:  Mr. Baily 2,166 shares; Mr. Blum 5,322 shares; Mr. Graham 1,819 shares; Mr. Lenrow 39,701 shares; Mr. Linke 1,584 shares; Mr. McPheeters 10,558 shares; Mr. Sutkowski 76,889 shares; and Mr. Viets 32,202 shares. Each participating director has no voting or investment power with respect to such shares.

(3)                                  Includes 2,000 shares held by Mr. Baily’s spouse as to which Mr. Baily claims beneficial interest.

(4)                                  Includes shares that may be acquired by the named persons within 60 days after December 31, 2006, under the Directors’ Stock Option Plan for Outside Directors (“Director Plan”), upon the exercise of outstanding stock options as follows: Mr. Baily 4,233 shares; Mr. Blum 10,664 shares; Mr. Lenrow 7,200 shares; Mr. Linke 5,407 shares; Mr. McPheeters 14,482 shares; Mr. Sutkowski 5,400 shares; and Mr. Viets 13,800 shares.

(5)                                  Includes 400 shares held by Mr. Dondanville’s spouse in a custodian account for the benefit of their children, as to which Mr. Dondanville disclaims any beneficial interest.

(6)                                  Includes 942 shares held by Mr. Lenrow’s spouse in a custodian account for the benefit of their minor daughter, as to which Mr. Lenrow disclaims any beneficial interest.

(7)                                  Includes 34,466 shares allocated under the Key Plan, over which Mr. Michael has no voting or investment power.

(8)                                  Includes 95,313 shares allocated to Mr. Stephens under the Key Plan, over which Mr. Stephens has no voting or investment power; 28,582 shares held in custodian accounts for the benefit of Mr. Stephens’ grandchildren, over which Mr. Stephens has sole voting and investment power; 3,692 shares in the B. L. Stephens Trust for the benefit of Mr. Stephens’ sister, over which Mr. Stephens, as trustee, has sole voting and investment power; and 1,416 shares owned by the Gerald D. and Helen M. Stephens Foundation, over which Mr. Stephens, as President, has sole voting and investment power;   Excludes 68,935 shares owned by Mr. Stephens’ spouse, over which Mr. Stephens has no voting or investment power, as to which Mr. Stephens disclaims beneficial interest.

(9)                                  Includes shares allocated to the named persons under the ESOP with respect to which such persons have sole voting power and no investment power.  During 2006, Joseph E. Dondanville, Jonathan E. Michael and Michael J. Stone were eligible to elect to diversify shares owned by the ESOP.  As of December 31, 2006, the following shares were allocated under the ESOP: Mr. Dondanville 35,757 shares; Mr. Fick 44 shares; Mr. Kennedy 44 shares; Mr. Michael 60,954 shares; and Mr. Stone 12,534 shares.

(10)                            Includes shares that may be acquired by the named persons within 60 days after December 31, 2006, under the Incentive Stock Option Plan (“ISOP”) and the Omnibus Stock Plan, upon the exercise of outstanding stock options as follows: Mr. Dondanville 182,356 shares; Mr. Fick 4,000 shares; Mr. Kennedy 999 shares; Mr. Michael 297,626 shares; Mr. Stephens 186,500 shares; and Mr. Stone 216,981 shares.

(11)                            Includes shares allocated to the named persons which shares are held by a bank trustee under an irrevocable trust established by the Company pursuant to the Deferred Agreement for the benefit of the following: Mr. Dondanville 8,390 shares; Mr. Michael 13,908 shares; Mr. Stephens 18,549 shares; and Mr. Stone 17,054 shares. Each participant has no voting or investment power with respect to such shares.

(12)                            Includes shares held in margin securities accounts at brokerage firms.  At December 31, 2006, the following number of shares were held in such accounts:  Mr. Blum 3,396 shares; Mr. Dondanville, 27,813 shares; Mr. Lenrow 4,784 shares; Mr. Michael 134,773 shares; Mr. Stephens 100,000 shares; and Mr. Sutkowski 33,000 shares.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“1934 Act”), requires the Company’s directors, executive officers and beneficial owners of more than 10 percent of the Common Stock of the Company to file with the SEC certain reports regarding their ownership of Common Stock or any changes in such ownership. In addition, officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 2006, the reporting persons have complied with all filing requirements of Section 16(a) of the 1934 Act.

Proposal One:

Election of Directors

General.  The Board currently consists of 11 persons, divided into three classes.   At the Annual Meeting, four (4) Class II directors are to be elected, each to hold office for a three-year term or until a successor is elected and qualified unless that director dies, resigns or is removed prior to that time.  Directors whose terms do not expire this year will continue to serve. Unless otherwise instructed, the shares represented by a proxy will be voted for the election of the four nominees named below. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Shares may be voted for, or withheld from, each nominee. Shares that are withheld and broker non-votes count towards establishment of a quorum but have no effect on determinations of plurality and thus will not affect the outcome of the election. There is no cumulative voting for the directors under the Company’s Articles of Incorporation.

Nominees. Messrs. Richard H. Blum, F. Lynn McPheeters and Robert O. Viets and Mrs. Barbara R. Allen are Class II directors standing for election. Except for Mrs. Allen, who was appointed to the Board on June 30, 2006, such directors were elected previously by the shareholders in 2004 for a three-year term expiring in 2007.   Each are nominated to serve for a three-year term expiring in 2010.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board unless the Board of Directors should determine to reduce the number of directors pursuant to the Company’s By-Laws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends the shareholders vote “For” election of all four nominees listed below.

Director and Nominee Information. The following includes certain information with respect to the current directors and nominees to the Board of Directors furnished to the Company by such individuals:

		DIRECTOR	PRINCIPAL
NAME	AGE	SINCE	OCCUPATION

Barbara R. Allen (1) PICTURE	54	2006

Appointed to the Board on June 20, 2006. President of Proactive Partners, a division of Tennis Corporation of America since October, 2005. Former Partner with The Everest Group, a firm specializing in growth strategy and general management consulting, from 2003 through October, 2005. Former marketing and executive management leader with Quaker Oats Company. Current director of Lance, Inc., a snack manufacturer, and former director for Maytag Corporation, Tyson Foods, Converse and Charthouse Inc.

Richard H. Blum (term expiring in 2007) PICTURE	68	2000

Previously Chairman of AXIS Specialty U.S. Holdings, Inc., (February 2002 to January 2006). Was Senior Advisor to Marsh & McLennan Companies, Inc., (MMC) a professional services firm in risk and insurance services, investment management and consulting businesses from 1999 to January 2002. Former director of MMC from 1986 to 1999 and served as Vice Chairman of J&H Marsh & McLennan from 1997 to 1999, and previously as Chairman and CEO of Guy Carpenter & Company, Inc., having joined that firm in 1958.

F. Lynn McPheeters (term expiring in 2007) PICTURE	64	2000

Retired as Vice President and Chief Financial Officer of Caterpillar Inc., manufacturer of construction, mining and related equipment in February 2005. Mr. McPheeters joined Caterpillar Inc. in 1964 and held various finance positions until his promotion to Vice President and CFO in 1998.

Robert O. Viets (term expiring in 2007) PICTURE	63	1993

Since 1999, President of ROV Consultants, LLC. Former President, CEO and Director from 1988 until 1999 of CILCORP Inc., a holding company in Peoria, Illinois, whose principal subsidiary was Central Illinois Light Company.

Certain information concerning the remaining directors, whose terms expire either in 2008 or 2009, is set forth as follows based upon information furnished to the Company by such individuals:

John T. Baily (2) (term expiring in 2008) PICTURE	63	2003

Previously National Insurance Industry Chairman and Partner of the accounting firm of Coopers & Lybrand LLP (now known as PricewaterhouseCoopers LLP) retiring in 1999 after 23 years as a partner. Served as President of Swiss Re Capital Partners from 1999 through 2002.

Jordan W. Graham (term expiring in 2008) PICTURE	46	2004

Managing Director leading North American business development for the Global Transaction Services Cash Management Division in Citigroup’s Corporate and Investment Bank where he is responsible for mergers and acquisitions for the firm’s payments, collections, treasury, cash management, and information services businesses. Former vice president of Cisco Systems, Inc.’s Services Industry Consulting (1998 – 2004), where he provided executive advisory and strategy consulting services to Global 500 firms in the insurance and financial services industries. Former director of Securitas Capital, LLC, which invested in insurance and risk related ventures. Current director of Technology Credit Union and Coldspark, Inc.

Gerald I. Lenrow (term expiring in 2008) PICTURE	79	1993

Since 1999, in private law practice providing consultation services to certain members of the insurance industry. Consultant to General Reinsurance Corp. until December 31, 1998. In 1990, after 28 years as a partner, retired as a partner in the international accounting firm of Coopers & Lybrand LLP (now known as PricewaterhouseCoopers LLP). He continued on as a consultant until 1996.

Charles M. Linke (term expiring in 2009) PICTURE	69	2003

Professor Emeritus of Finance at the University of Illinois (Urbana-Champaign) since 1998. Professor Linke has held various positions with the University of Illinois since 1966. CEO of Economics Et Cetera, Inc. , a consulting firm specializing in financial economics since 1981.

Jonathan E. Michael (3) (term expiring in 2009) PICTURE	53	1997

President & Chief Executive Officer of the Company since January 1, 2001. Elected Chairman of the Board & Chief Executive Officer of the Company’s principal insurance subsidiaries January 1, 2002. Mr. Michael joined the Company in 1982, and held various managerial and executive officer positions until his promotion to President & Chief Executive Officer.

Gerald D. Stephens (term expiring in 2008) PICTURE	74	1965	Elected Chairman of the Board of the Company January 1, 2001. Mr. Stephens founded the Company in 1965 and served as Chief Executive Officer until his election as Chairman of the Board.

Edward F. Sutkowski (term expiring in 2009) PICTURE	68	1975

Since 1965, President of the law firm of Sutkowski & Rhoads Ltd., a regional firm specializing in tax, fiduciary litigation, pension and ERISA law; Adjunct Professor, Pension and Profit Sharing Law, University of Illinois College of Law at Champaign-Urbana; Executive Limited Partner, member of the Advisory Committee of Pfingsten Executive Fund III, LP, a private equity firm located in Deerfield, Illinois and Member, Advisory Committee, North American Sports Media, L.L.C.

(1)                Mrs. Allen serves as a Director of Lance, Inc., a publicly traded company.

(2)                Mr. Baily serves as a Director of Endurance Specialty Holdings Ltd., Erie Indemnity Company and NYMAGIC, Inc., all publicly traded companies.

(3)                Mr. Michael serves as a Director of Fieldstone Investment Corporation., a publicly traded company.

Proposal Two:

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected KPMG LLP, the Company’s independent registered public accounting firm since 1983, to serve as the Company’s independent registered public accounting firm for the current fiscal year if their selection is approved by the shareholders. In view of the difficulty and expense involved in changing auditors on short notice, if KPMG LLP is not approved by the shareholders, it is contemplated the appointment for the fiscal year 2007 will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change.   Disapproval of KPMG LLP by the shareholders will be considered an indication to the Audit Committee to select other auditors for the following year.

Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at the Annual Meeting is required for adoption of this proposal.

The Board of Directors recommends the shareholders vote “For” the appointment of KPMG LLP as independent registered public accounting firm of the Company for the current year.

Corporate Governance and Board Matters

Corporate Governance Principles.  The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

The Company’s published Corporate Governance Guidelines, which are publicly available on the Company’s Internet site under Investors at www.rlicorp.com, and are available in print to any shareholder who requests them, outline the directors’ responsibilities, which include attendance at shareholder, Board and committee meetings. Each member of the Board, at the time, attended the 2006 Annual Meeting of Shareholders and was available to respond to appropriate questions from the shareholders.

The Company has developed an orientation process that encourages new directors to attend a director seminar in their first year as a director. Each year, certain of the incumbent directors are requested to attend an accredited director seminar selected by the Company.

Director Independence.  The Board is required to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each Annual Meeting of Shareholders of the Company. The Board has established guidelines, which are set forth below, to assist it in making this determination, which incorporate all of the NYSE independence standards. Only independent directors serve on the Company’s Audit Committee, Executive Resources Committee and Nominating/Corporate Governance Committee.

It is the policy of the Board of Directors of the Company that a majority of its members be independent. To be considered independent under the NYSE Listing Standards, the Board must affirmatively determine that a director or director nominee (collectively referred to as “director”) has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and also meet other specific independence tests. The Board examines the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year. With the exception of the Chairman of the Board and the President & CEO, the Board has affirmatively determined that each director is independent within the meaning of the NYSE Listing Standards and the Company’s Director Independence Standards.

The Board has established the following categorical standards, incorporating the NYSE’s independence standards to assist it in determining director independence:

(a)           A Director will not be independent if:

(i)      the Director is, or has been within the last three years, an employee of RLI, or an immediate family member of the Director is, or has been within the last three years, an executive officer of RLI;

(ii)     the Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from RLI, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)    (A) the Director or an immediate family member is a current partner of a firm that is RLI’s internal or external auditor; (B) the Director is a current employee of such a firm; (C) the Director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the Director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on RLI’s audit within that time;

(iv)    the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of RLI’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)     the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues.

(b)                                 The following commercial and charitable relationships will not be considered to be material relationships that would impair a Director’s independence:

(i)      if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues;

(ii)     if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that is indebted to RLI, or to which RLI is indebted, and the total amount of either company’s indebtedness to the other does not exceed the greater of $1 million, or 2 percent of such other company’s total consolidated assets;

(iii)    if a Director, or an immediate family member of the Director, is an executive officer, director or employee of a company in which RLI owns an equity interest, and the amount of RLI’s equity interest in such other company does not exceed the greater of $1 million, or 2 percent of such other company’s total shareholders equity;

(iv)            if a Director, or an immediate family member of the Director, is a holder of an equity interest of a company of which a class of equity security is registered under the Securities Exchange Act of 1934, as amended, and in which RLI owns an equity interest;

(v)               if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that owns an equity interest in RLI; and

(vi)            if a Director, or an immediate family member of the Director, serves as an officer, director or trustee of a tax exempt organization, and the contributions from RLI to such tax exempt organization in the last fiscal year do not exceed the greater of $1 million, or 2 percent of such tax exempt organization’s consolidated gross revenues.  (RLI’s automatic matching of employee charitable contributions will not be included in the amount of RLI’s contributions for this purpose.)

(c)                                  For relationships not covered by the standards in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence standards set forth in subsections (a) and (b) above.  RLI is required to explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

Board Independence Status

Director	Independent	Non-Management	Management
Barbara R. Allen	X
John T. Baily	X
Richard H. Blum	X
Jordan W. Graham	X
Gerald I. Lenrow	X
Charles M. Linke	X
F. Lynn McPheeters	X
Jonathan E. Michael			X
Gerald D. Stephens		X
Edward F. Sutkowski	X
Robert O. Viets	X

The following relationships were reviewed in connection with determining director independence but were determined to not affect such persons’ independence:

Prior to February 1, 2006, Mr. Blum was the non-executive Chairman of Axis Capital Holdings (“Axis”), affiliates of which include reinsurance and insurance companies. Other than an immaterial, minority equity ownership in Axis, Mr. Blum has no employee, officer or director affiliations with the Axis group of companies.  From time to time the Company enters into immaterial reinsurance arrangements with certain of the Axis companies.

Mr. Baily is a director of Endurance Specialty Holdings Ltd. affiliates of which include reinsurance companies.  From time to time the Company enters into immaterial reinsurance arrangements with the Endurance companies.

Messrs. Baily and Lenrow each formerly were partners with predecessor firms of PricewaterhouseCoopers LLP (“PwC”).  Mr. Baily retired from PwC in 1999, and Mr. Lenrow retired from PwC in 1990, continuing as a consultant until 1996.   From time to time, the Company engages PwC for special projects and services in actuarial, tax and other areas.

Director Nomination Policy.  The Nominating/Corporate Governance Committee of the Company considers director candidates based upon a number of qualifications.  A nominee should have

•                  A reputation for the highest professional and personal ethics and values, fairness, honesty and good judgment;

•                  A significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities;

•                  Been in a generally recognized position of leadership in his or her field of endeavor; and

•      Commitment to enhancing shareholder value.

Nominees with insurance and accounting backgrounds are particularly desirable. A nominee should not have a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s shareholders and fulfill the responsibilities of a director.

The Nominating/Corporate Governance Committee conducts an annual assessment of the composition of the Board and its committees and reviews the appropriate skills and characteristics required of Board members. The Nominating/Corporate Governance Committee relies upon recommendations from a wide variety of its business contacts, including current executive officers, directors, community leaders, and shareholders as sources for potential director candidates, but may also utilize third party search firms if so desired.

The Nominating/Corporate Governance Committee will consider qualified director candidates recommended by shareholders. Any shareholder may recommend nominees for director by writing to the Corporate Secretary of the Company at 9025 N. Lindbergh Drive, Peoria, Illinois 61615, giving the candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

Code of Conduct.  The Company has adopted a Code of Conduct, which is designed to help directors and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of the Code of Conduct is available at the Company’s website under Investors at www.rlicorp.com and is available in print to any shareholder who requests it. The Company may post amendments to or waivers of the provisions of the Code of Conduct, if any, made with respect to any of our directors and executive officers on that website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this document.

Shareholder and Interested Parties Communications.  Any shareholder or other interested party who desires to communicate with the Board’s Presiding Director of the Board’s non-management and independent directors or any of the other members of the Company’s Board of Directors may do so electronically by sending an email to the following address: Presiding_Director@rlicorp.com. Alternatively, a shareholder or other interested party may communicate with the Presiding Director or any of the other members of the Board by writing to: Presiding Director, RLI Corp. 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Communications may be addressed to the Presiding Director, an individual director, a Board Committee, the non-management directors or the full Board. Communications received by the Presiding Director will then be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications or services of any kind will not be forwarded to the directors.

Company Policy on Related Party Transactions.  The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written policy which shall be followed in connection with all related party transactions involving the Company.  The policy requires approval by the Nominating/Corporate Governance Committee for all transactions between the Company and its directors, officers, shareholders owning in excess of 5% of the Company, and their family members and affiliates, above $10,000.

Certain Relationships and Related Transactions.  In 2006, there were no transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer or holder of more than 5% of the Common Stock of the Company had or will have a direct or indirect material interest.

Committees of the Board of Directors

The Board has five standing committees: Audit, Executive Resources, Finance and Investment, Nominating/Corporate Governance and Strategy. The Audit, Executive Resources and Nominating/Corporate Governance Committees are composed solely of independent directors in compliance with the Company’s requirements and the NYSE Listing Standards. Since 2004, each Committee Chair’s term has been limited to no more than five (5) years. Charters for each committee are available on the Company’s website under Investors at www.rlicorp.com.

Audit Committee. The Company’s Audit Committee, composed exclusively of independent directors, met nine times in 2006 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results. The Committee also monitored the Company’s management of its exposures to risk of financial loss, assessed the auditors’ performance, reviewed the adequacy of the Company’s internal controls, reviewed the extent and scope of audit coverage, reviewed quarterly financial results, monitored selected financial reports and selected the Company’s independent registered public accounting firm.   The Audit Committee also meets in executive session, with no members of management present, after its regular meetings.

Fees for services rendered by KPMG LLP (“KPMG”), the Company’s Independent Registered Public Accounting Firm, for the past two fiscal years for each of the following categories of services, are set forth below:

	Fiscal Year	Fiscal Year
	2006	2005

Audit Fees	$638,000	$639,500
Audit-Related Fees	$20,000	$-0-
Tax Fees
Tax Compliance	$-0-	$-0-
Other Tax Services	$-0-	$-0-
All Other Fees	$-0-	$-0-

Total Fees	$658,000	$639,500

Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, audits of the financial statements of certain subsidiaries and certain statutory audits, review of quarterly consolidated financial statements, assistance with review of documents filed with the SEC, including attestation as required under Sarbanes Oxley Section 404.

Audit-related fees consisted of fees billed for assistance provided in connection with SEC-related matters and additional analysis on the income statement accounts.

The Audit Committee is responsible for approving every engagement of KPMG to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before KPMG is engaged to provide those services.  The Audit Committee evaluated the effects that the provision of non-audit services may have on the Company’s independent registered public accounting firm services.

The Board of Directors annually determines the “financial literacy” of the members of the Audit Committee pursuant to the NYSE required standards. The Board has determined that based on those standards, each member of the Audit Committee is independent and financially literate, and that each member possesses accounting or related financial management expertise. The Board of Directors has further determined that each of Messrs. Baily, Lenrow, McPheeters and Viets qualifies as an “audit committee financial expert” as defined by the SEC.

Mr. Baily serves as either a member or chair of the audit committee of four public companies including the Company. After examination of Mr. Baily’s extensive accounting experience and considering his retirement from full-time employment, the Board determined that such simultaneous service would not impair his ability to effectively serve on the Audit Committee.

Messrs. Baily, Lenrow (Chairman), McPheeters and Viets are the members of the Committee.

Executive Resources Committee.  The Company’s Executive Resources Committee, composed exclusively of independent directors, met nine times in 2006 to evaluate and recommend salaries, bonuses and other compensation incentives of the President & Chief Executive Officer and certain key executive officers of the Company. The Committee also reviews and evaluates the President’s personal goals, management development and succession planning and the Company’s deferred compensation, stock option, retirement and medical programs.

Mrs. Allen, Messrs. Linke, Sutkowski and Viets (Chairman) are the members of the Committee.

Finance and Investment Committee.  The Company’s Finance and Investment Committee, composed of independent, management and non-management directors, oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes reviewing investment performance, investment risk management exposure, and the Company’s capital structure.  This Committee met four times in 2006 to discuss ongoing financial, investment and capital matters.

Messrs. Blum, Graham, Linke, Michael (Chairman), Stephens and Sutkowski are the members of the Committee.

Nominating/Corporate Governance Committee. The Company’s Nominating/Corporate Governance Committee, composed exclusively of independent directors, met four times in 2006 to guide the Company’s corporate governance program, and to monitor and discuss current and emerging corporate governance principles and procedures. The Committee also counsels the Board with respect to Board and Committee organization, compensation, membership, function, and Board and Committee performance assessments, individually and collectively. The Committee identifies and reviews qualified individuals as potential new director candidates.   Members of the Committee met to interview potential new director candidates twice in 2006.

Messrs. Baily, Blum, Lenrow and McPheeters (Chairman) are the members of the Committee.

Strategy Committee.  The Company’s Strategy Committee, composed of both independent and management directors, met three times in 2006, to oversee the Company’s strategic plan and its implementation.

Mrs. Allen, Messrs. Blum, Graham (Chairman), Linke, and Michael are the members of the Committee.

Committee Membership

Director	Audit	Executive Resources	Nominating/ Corporate Governance	Finance and Investment	Strategy
Barbara R. Allen		X			X
John T. Baily	X		X
Richard H. Blum			X	X	X
Jordan W. Graham				X	X*
Gerald I. Lenrow	X*		X
Charles M. Linke		X		X	X
F. Lynn McPheeters	X		X*
Jonathan E. Michael				X*	X
Gerald D. Stephens				X
Edward F. Sutkowski		X		X
Robert O. Viets	X	X*

* Chair of Committee

Board Meetings and Compensation

Meetings. During the year 2006, five meetings of the Board of Directors were held. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees on which he or she served. In connection with each Board meeting, the independent and non-management directors meet in executive session with no members of management present. At least once a year, the independent directors meet in executive session with neither non-management nor management directors present. Mr. Linke was the Presiding Director of the Board’s executive session in 2006 and was re-elected as Presiding Director of the executive session until the 2008 Annual Meeting of Shareholders.

Director Compensation. During 2006, Outside Directors (which consist of our independent directors and our non-management director) were compensated as follows:

Annual Board Retainer:	$60,000	*
Annual Committee Retainer:
Audit	$15,000
All Other Committees	$10,000
Additional Annual Committee
Chair Retainer:
Audit	$20,000
All Other Committees	$10,000

Chairman of the Board Fee:	$75,000

*Split between cash and stock grants at the election of the director.

Effective January 1, 2007, Outside Directors are compensated as follows:

Annual Board Retainer:	$85,000	*
Annual Committee Retainer:
Audit	$15,000
All Other Committees	$10,000
Additional Annual Committee
Chair Retainer:
Audit	$20,000
Executive Resources	$20,000
All Other Committees	$10,000

Chairman of the Board Fee:	$85,000

*Split between cash and stock grants at the election of the director.

Directors are also reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company.

The following table provides the compensation of the Company’s Board of Directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)		(h)
Barbara R. Allen	72,192		(2)						72,192
John T. Baily	85,000		(2)	(3)					85,000
Richard H. Blum	86,589		(2)	(3)					86,589
Jordan W. Graham	86,589		(2)						86,589
Gerald I. Lenrow	105,000		(2)	(3)					105,000
Charles M. Linke	86,589		(2)	(3)					86,589
F. Lynn McPheeters	95,000		(2)	(3)					95,000
Jonathan E. Michael		(4)
Gerald D. Stephens	145,000	(5)	(2)	(6)	(7)		46,078	(8)	191,078
Edward F. Sutkowski	80,000		(2)	(3)					80,000
Robert O. Viets	95,000		(2)	(3)					95,000

(1)          Each outside director elects the form of their Annual Retainer, which may be received either in cash or in Company stock, or a combination of both, in accordance with the Director Deferred Compensation Plan or the Outside Directors’ Fee Award Agreement.   Each outside director also elects the form of their Annual Committee Retainer and Annual Committee Chair Retainer, if applicable, which may be received in either cash or in stock in accordance with the Director Deferred Compensation Plan.  Amounts shown include the value of fees taken in the form of Company stock.

(2)          See column (a) and related footnote (1).

(3)          Effective May 7, 2004, no future options were granted to outside directors under the Stock Option Plan for Outside Directors.   The aggregate number of outstanding stock options under the Directors’ Stock Option Plan for Outside Directors as of December 31, 2006 were as follows:  Mr. Baily 4,233 options; Mr. Blum 10,664 options; Mr. Lenrow 7,200 options; Mr. Linke  5,407 options; Mr. McPheeters  14,482 options;  Mr. Sutkowski 5,400 options; and Mr. Viets 13,800 options.  The vesting of all stock options was accelerated in 2005 to eliminate the requirement for recognizing future compensation expense under Financial Accounting Standards Board (“FASB”) Statement No. 123R.

(4)          Mr. Michael, as a non-independent Management Director, does not receive Director fees.  His compensation as President and CEO is disclosed under the Executive Compensation Summary Compensation Table.

(5)          Effective January 1, 2006, Mr. Stephens retired as an employee of the Company and received the same compensation as all outside directors of the Company.   In addition, Mr. Stephens was paid a $75,000 fee as Chairman of the Board for 2006.

(6)          The aggregate number of outstanding stock options under the Incentive Stock Option Plan as of December 31, 2006 for Mr. Stephens was 186,500 options.

(7)          Mr. Stephens previously participated in the MVP Plan and the Key Plan in his capacity as an officer of the Company.   Effective January 1, 2005, Mr. Stephens no longer received any allocations under the MVP Plan, and his MVP bonus bank did continue to accrue interest in 2005. The total amount of Mr. Stephens’ MVP bonus bank account of $708,287 was paid to Mr. Stephens in 2006 pursuant to the MVP Plan.   Similarly, a cash bonus of $134,575 was paid to Mr. Stephens in 2006, which represented the benefit that would have been payable under the Key Plan with respect to his MVP bonus bank payout.

(8)          Represents personal use of the Company aircraft imputed at the Standard Industry Fare Level, and costs related to membership in a country club provided to Mr. Stephens.    Mr. Stephens was also provided an office when present at the Company’s home office, and part-time secretarial support at the aggregate cost of $38,104.

Stock Option Plan For Outside Directors. Prior to May 7, 2004, the Director Plan provided for the grant of an option to purchase 3,000 shares of the Company’s Common Stock to each newly elected or appointed outside director. In addition, effective the first business day in February of each year, each outside director was annually granted an option to purchase 1,800 shares of the Company’s Common Stock under the Director Plan. If the Company earned more than its cost of capital as provided under its MVP Plan in each respective year, each outside director was granted an option to purchase 1,800 additional shares of the

Company’s Common Stock under the Director Plan, effective the first business day in February of the succeeding year. The exercise price of each option granted is an amount equal to the fair market value of such option share on the grant date, and all options granted provided for one-third annual vesting over a period of three years. In the event of an outside director’s death, disability or termination of status as an outside director, all options granted become fully vested. Effective May 7, 2004, no future options were granted to outside directors under the Director Plan.   In 2005, the Board approved the acceleration of the vesting of all outstanding stock options, including options issued to outside directors under the Director Plan. The Board took this action to eliminate the requirement for recognizing future compensation expense under FASB Statement No. 123R, which became effective for the Company’s financial statement January 1, 2006.

Outside Directors’ Fee Award Agreement.  The Director Fee Award Agreement provides for each newly elected or appointed outside director to receive a stock award having a fair market value equal to an amount determined by the Nominating/Corporate Governance Committee.  Likewise, it further provides for each outside director to receive an annual stock award equal to an amount determined by the Nominating/Corporate Governance Committee (“Annual Stock Award”).   With respect to the Annual Stock Award, for each fiscal quarter ending during the fiscal year, the Company will issue to each outside director a stock award having a fair market value equal to one-fourth of the Annual Stock Award (“Quarterly Stock Award”) such that the number of shares of Common Stock subject to such stock grant will be equal to the number determined by dividing the Quarterly Stock Award by the fair market value of a share of Common Stock on the date of award.  For 2006, each outside director’s aggregate compensation for service on the Board (before payments for Committee and Chairman service) was set at $60,000, and each outside director was given the opportunity to elect how much of that was the Annual Stock Award and how much was the annual cash retainer.   For 2007, each outsider director’s aggregate compensation for service on the Board (before payments for Committee and Chairman service) was set at $85,000, and each outside director was given the opportunity to elect how much of that was the Annual Stock Award and how much was the annual cash retainer.

Director Deferred Compensation Plan. Prior to the beginning of each year, an outside director may elect to defer the compensation otherwise payable or awarded to the director during the succeeding year pursuant to the Deferred Plan. Under the Deferred Plan, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares as are equal to the compensation as earned and deferred during the relevant year. Dividends on these shares are reinvested quarterly under the Company’s Dividend Reinvestment Plan. In general, Deferred Plan benefits are distributable beginning when the director’s status terminates.

Director Share Ownership.  Each outside director is encouraged to, within three years of the later of (i) January 1, 2006, or (ii) their initial appointment as a Company director, own shares of the Common Stock of the Company having a value of not less than 500 percent of such Director’s Annual Board Retainer.  Shares held directly and in Company benefit plans are counted to satisfy the guideline but options, whether vested or not, are not counted.

Audit Committee Report

The following report by the Audit Committee is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Audit Committee (the “Committee”) of the Company’s Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors.

The Board of Directors believes that the Committee’s current composition satisfies the NYSE  rules governing audit committee composition and that each of the members of the Audit Committee qualifies as “independent” for purposes of the NYSE Listing Standards and the rules of the SEC. The Board of Directors has further determined that each of Messrs. Baily, Lenrow, McPheeters and Viets is an “audit committee financial expert” as defined by the SEC.

The Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent registered public accounting firm.

The Committee selects the Company’s independent registered public accounting firm and provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act, and financial statements of the Company. It is not the duty of the Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for planning and conducting audits; and the Company’s management is responsible for determining that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles.

The Committee received reports and reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Committee also discussed with the independent registered public accounting firm the Section 404 obligations and matters required to be discussed by Statement on Auditing Standards No. 61. The Company’s independent registered public accounting firm also provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1. The Committee discussed with the independent registered public accounting firm that firm’s independence and any relationships that may impact that firm’s objectivity and independence.

Based on the Committee’s discussion with and review of reports from management and its independent registered public accounting firm and the Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC.

Members of the Audit Committee

Gerald I. Lenrow, Chairman

John T. Baily

F. Lynn McPheeters

Robert O. Viets

Executive Resources Committee Report

The Executive Resources Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis section of this Proxy Statement.   Based on the Executive Resources Committee’s review and discussions, it recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2007 Proxy Statement.

Members of the Executive Resources Committee

Robert O. Viets, Chairman

Barbara A. Allen

Charles M. Linke

Edward F. Sutkowski

Compensation Committee Interlocks and Insider Participation

No member of the Executive Resources Committee is a current or former employee or officer of the Company or otherwise had any relationships to be disclosed within the scope of SEC regulations.

Compensation Discussion & Analysis

Introduction/Corporate Governance.  The Executive Resources Committee (“ERC”) is responsible for reviewing, determining, and administering specific compensation levels for certain senior executive officers and for overseeing other executive compensation programs and management succession and development processes. In 2006, the members of the ERC were Messrs. Viets (Chairman), Sutkowski, and Linke, and Mrs. Allen, who joined the ERC on June 20, 2006, when she was appointed to the Board.

ERC Members and Charter.  ERC members are nominated by the Nominating/Corporate Governance Committee, elected by the Board, and may be removed from the ERC at any time, with or without cause. The members of the ERC are independent directors under the independence standards developed by the Board, which incorporate all of the NYSE independence standards, and which are set out previously under the section entitled “Corporate Governance and Board Matters.” The Board annually determines the independence of each member of the ERC under those independence standards. The ERC operates under a Charter, which can be found at the Company’s website at www.rlicorp.com. The ERC Charter is reviewed annually by the ERC and any proposed changes to the Charter are submitted to the Nominating/Corporate Governance Committee for approval.

The ERC is responsible to the Board for (1) reviewing and providing advice regarding the Executive Compensation Policy and the execution thereof; (2) reviewing and providing advice regarding the Company’s management development and succession planning; (3) monitoring compensation actions by management below the executive level; (4) producing an annual report on executive compensation for approval by the Board for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations; and (5)  supervising the implementation and operation of the Company’s (i) Employee Welfare Benefit Plans (as defined in ERISA Section 3(1)), and (ii) Employee Pension Benefit Plans (as defined in ERISA Section 3(2)), specifically excluding, however, the Company’s Employee Stock Ownership Plan and Trust.  The ERC does not set or advise upon compensation of the Board, which function is in the purview of the Nominating/Corporate Governance Committee.

The principal functions and responsibilities of the ERC relate to compensation and management development, and are as follows:

Compensation:

1.                                       Review and evaluate, at least annually, the corporate goals and objectives, the performance (in light of the corporate goals and objectives) and the leadership of the Chief Executive Officer (“CEO”) and determine compensation actions affecting the CEO.

2.                                       Review with the CEO the evaluation of the performance of the Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), and other officers (designated by the ERC to be those identified under section 16(a) of the Securities Exchange Act of 1934), and recommend to the Board all compensation actions affecting those officers.

3.                                       Determine and approve annually the participants, target awards, and the Company’s financial goals for the Market Value Potential Executive Incentive Program.

4.                                       Review and approve (or recommend changes for the Board to approve) the Company’s long-term incentive programs and plans and equity-based plans.

5.                                       Review annual reports prepared by management disclosing all direct and indirect compensation paid to all home office and branch vice presidents.

6.                                       Retain compensation consultants as appropriate to assist in the evaluation of CEO or senior executive compensation.

7.                                       Review annually management’s summary report on all other officer and key management compensation actions.

Management Development:

1.                                       Review periodically the process and results for identifying key executive managers of the Company.

2.                                       Review periodically the Company’s key employee management development actions and succession plan.

3.                                       Review periodically with the Board the Company’s succession plan, including those plans for emergency succession in cases of the unexpected disability, of the CEO.

ERC Meetings.  The ERC meets in person in February, May, August, and November in conjunction with Board meetings.  The ERC holds additional meetings in person and telephonically as necessary. In 2006, the ERC held nine meetings. The agenda for each ERC meeting is established by the Chairman of the ERC in consultation with other ERC members, Mr. Michael and Jeffrey Fick, Vice President Human Resources.  ERC materials are prepared by Messrs. Michael and Fick and are reviewed and approved by the ERC Chairman in advance of distribution to ERC members. The ERC meetings are attended by Messrs. Michael and Fick. In addition, Mr. Stephens attended five ERC meetings in 2006.  Messrs. Michael and Fick are excused during the executive session portion of the ERC meetings.

Mr. Michael plays a key role in the ERC’s consideration of executive compensation levels and the design of executive compensation plans and programs. Mr. Michael recommends the following components of executive compensation for the COO, CFO, and other vice presidents to the ERC for review and recommendation to the Board: annual base salary levels; annual bonus targets and financial goals; and the form and amount of long-term incentives.  Mr. Michael makes such compensation recommendations for the COO and CFO based on his judgment. In making compensation recommendations for other vice presidents, Mr. Michael relies upon his own judgment and the input of Messrs. Stone, Dondanville, and Fick.

Objectives of Compensation Program.  The ERC’s objective is to provide a total compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.  The ERC seeks to attract and retain these executives by offering competitive pay packages, including base salary and other performance based compensation.  The ERC believes that a compensation structure that rewards individuals for achieving annual and long-term performance goals will motivate the executives to lead the Company to sustainable annual profitability and will enhance long-term shareholder value.  The Company’s overall approach to executive compensation is founded on the philosophy that compensation should reflect both the individual’s and the Company’s performance.

The Company also has a long-standing employee ownership culture, supported by its Employee Stock Ownership Plan implemented in 1974.  The ownership culture creates strong alignment between the interests of employees and shareholders to foster long-term shareholder value.  Consequently, the ERC has designed the executive compensation program to provide cash and stock-based incentives and has implemented a stock ownership guideline requiring significant levels of stock ownership (direct and indirect) for key executives.

Base pay levels are guided by competitive market data in the insurance industry for jobs and their associated skill sets.  In general, the Company targets base pay at or below the median of base salary for comparable positions in the insurance industry. The Company has a long-standing philosophy that executive annual and long-term incentive compensation should be at risk, but with significant upside potential associated with superior annual and long-term financial results.  Total cash compensation (base salary and annual incentives) for executives can exceed the median of competitive market data for the insurance industry if the Company’s and individual participants’ annual incentive goals are met.  Long-term incentives are awarded to senior level employees who are in a position to directly influence business decisions that have long-term consequences. The Company targets long-term incentives at approximately the median of competitive market data.  Total compensation and other benefits are determined by reference to insurance industry compensation surveys and by comparison to peer companies described below.

Elements of Executive Compensation and Compensation Program Design.  The Company’s total executive compensation program is comprised of the following components:

(a)           Total annual cash compensation consisting of:

(i)                                     Base salary;

(ii)                                  Annual Bonuses under the Market Value Potential Executive Incentive Program   (“MVP Program”) for the CEO, COO and CFO; and

(iii)                               Annual Bonuses under the Management Incentive Plan for other Vice Presidents, Assistant Vice Presidents, Directors, and Managers.

(b)                                 Long-term incentive compensation granted under the Incentive Stock Option Plan and  Omnibus Stock Plan; and

(c)                                  Perquisites for the CEO, COO, and CFO equal to 6.5% of their base salary for use of the Company aircraft, commercial air travel, and personal legal services. The CEO, COO, and CFO are also provided with Company cars.  All executives are provided with travel accident insurance and are reimbursed any out of pocket costs for physical examinations  not covered by the Company’s health plan.

Annual Compensation.

Base Salary.  Executive base salaries are targeted to be at or below the median base salary for comparable positions in the insurance industry, but can exceed that level based on performance, experience, potential and the level of base salary necessary to attract and retain top executive talent. In 2006, the ERC set base salary ranges for the CEO, CFO, and COO based on publicly available executive compensation data from the following peer companies: W.R. Berkley Corporation; HCC Insurance Holdings, Inc.; St. Paul Travelers; ACE Limited; Axis Capital Holdings Limited; Arch Capital Group Ltd.; The Chubb Corporation; CNA Financial Corporation; Zenith National Insurance Corp.; LandAmerica Financial Group, Inc.; Selective Insurance Group, Inc.; Horace Mann Educators Corporation; Argonaut Group, Inc.; Mercury General Corporation; Cincinnati Financial Corporation; Philadelphia Insurance Companies; Alleghany Corporation; Endurance Specialty Holdings Ltd.; Midland National Life Insurance Company; CNA Surety Corporation; PMA Capital Corporation; SCPIE Holdings Inc.; Markel Insurance Company; and NYMagic, Inc.

The ERC selected these peer companies since each competes within the property & casualty insurance industry. The peer companies are comparable to the Company since they sell a variety of insurance products that serve both commercial entities and individuals, and that can generally be defined as specialty in nature, or targeted toward niche markets. The peer companies have established records of financial performance, and most have been publicly traded for at least five years, facilitating the comparison of the Company’s financial performance to theirs. The ERC compares the relative ranking among the Company and peer companies for total compensation for the CEO, COO, and CFO positions to the relative performance ranking for three-year combined ratio; market capitalization; price-to-book ratio; and total return to shareholders for one, three, five, and ten year timeframes.   Base salaries for other executive positions are established by reference to the publicly available salary survey data for executive salaries in the insurance industry.

Market Value Potential Executive Incentive Program (MVP Program).  The Company has paid annual cash bonuses to certain executive officers under the Market Value Potential Executive Incentive Compensation Plan (“MVP Plan”), adopted by the shareholders in 1997, and again ratified by the shareholders in 2002.  The MVP Plan was replaced in 2006 with the RLI Incentive Compensation Plan and Market Value Potential Executive Incentive Program.  The RLI Incentive Compensation Plan and the MVP Program incorporated all material provisions of the MVP Plan.

The MVP Program uses Market Value Potential, or MVP, as a proxy for shareholder value. MVP is (1) the actual return (the increase in adjusted GAAP book value), less (2) the required return (invested capital multiplied by the blended cost of capital). The time horizon of the MVP Program focuses participants on both annual results and long-term shareholder value creation due to its banking feature which places annual award (which may be positive or negative) into a “bonus bank” that is at risk depending on future financial results. Annually, a bonus payout is made equal to 40 percent of a participant’s positive bonus bank balance. Negative bank balances carry over to the next year. The MVP Program provides an annual incentive with a long-term feature and thus aligns participants’ annual incentive compensation with the primary factors upon which long-term shareholder value is determined.

Participation in the MVP Program, percentage awards, and the formula to calculate MVP are approved annually by the independent directors of the Board of Directors. In 2006, participation in the MVP Program was limited to Messrs. Michael, Stone, and Dondanville.  The ERC has concluded that the senior executive management team (the CEO, COO, and CFO) is most responsible for the operating and investment decisions that directly impact the creation of long-term shareholder value, and therefore should be rewarded with incentive compensation that is directly and exclusively tied to the creation of MVP.  The MVP Program thus rewards the senior executive management team for creating incremental shareholder value by earning returns in excess of the Company’s cost of capital.

Each participant in the MVP Program receives an annual MVP bonus award expressed as a certain percentage of MVP.  The ERC determines each executive’s percentage award under the MVP Program at the beginning of each year taking into account studies of base salary, bonus, and total compensation of the peer companies, the executive officer’s scope of responsibilities, and individual performance.  The assigned percentage multiplied by actual MVP is credited annually to a MVP “bonus bank” for each participant.  If the required return is not achieved, any amount less than the required return is charged to each participant’s bonus bank at the same rate.  Interest at the three-year U.S. Government Treasury Bill rate is accrued on any positive unpaid bonus bank balance on December 31 of each year.

Individual annual MVP awards are capped at $7.5 million. In 2006, the Board added a Board Approval Limit to the MVP Program.  The Board Approval Limit provides that if an MVP Award to be credited to, or charged against, a participant’s bonus bank exceeds 300% of year-end base salary, the independent directors of the Board must approve that portion of the MVP Award in excess of the Board Approval Limit.

The ERC reviewed the Company’s 2006 results and approved the MVP awards for the fiscal year 2006.  MVP awards approved by the ERC for 2006 for Messrs. Michael, Stone, and Dondanville exceeded the Board Approval Limit of 300% of their respective base salaries.  The ERC concluded that the award amounts above the Board Approval Limit resulted from the creation of MVP attributable to outstanding operating results and strong investment returns which created corresponding shareholder value.  The ERC accordingly recommended, and the independent directors of the Board approved, that portion of 2006 MVP awards for Messrs. Michael, Stone, and Dondanville above the Board Approval Limit.

The Company’s MVP in 2006 was $114.2 million, a 90.3% increase over 2005 MVP of $60 million.  The MVP award, expressed as a percentage of MVP, assigned to each participant for 2006 was as follows:  2.0 percent for the Mr. Michael, 1.2 percent for the Mr. Stone and 0.8 percent for the Mr. Dondanville, the same respective award for each participant since 2001.  Pursuant to the MVP Program, MVP bonuses are calculated after tax, so amounts credited to a participant’s MVP bonus bank are grossed up by the Company’s marginal state and federal tax rate.  The total credit to Messrs. Michael, Stone, and Dondanville’s MVP bonus banks for 2006, including the gross up amounts, was $7.1 million, compared to the contribution for 2005 of $3.7 million. The following amounts were credited to MVP bonus banks for 2006: Mr. Michael, $3,558,293; Mr. Stone, $2,134,976; and Mr. Dondanville, $1,423,317. The following amounts, representing 40% of each participant’s MVP bonus bank, were paid in February 2007 with respect to 2006:
Mr. Michael, $2,207,104; Mr. Stone, $1,323,157, and Mr. Dondanville, $885,298.  After the February 2007 MVP bonus payments, the MVP bank balance for each participant was: Mr. Michael, $3,310,655; Mr. Stone, $1,984,735; and Mr. Dondanville, $1,327,947.

Management Incentive Program (MIP).  Participants in the MIP include home office vice presidents, assistant vice presidents, directors and managers.  Target awards are granted annually and expressed as a percentage of base pay.  Actual awards are based on individual performance against personal objectives, and Company performance against operating return on equity (“ROE”) and MVP goals. ROE is used as a financial goal to provide an incentive to increase annual profitability.  MVP is used as a financial goal as a proxy for shareholder value creation. Actual awards for a year are paid in February of the following year and range from zero to a maximum of 150 percent of the target award. The ERC approves target awards for MIP participants at the vice president level.

For 2006, Messrs. Kennedy and Fick were eligible for a MIP target award of 50% with a maximum award of 75%.  The target award of 50% of base pay was comprised of a target of 20% of base pay for achieving the MVP goal of $60 million, a target 20% of base pay for achieving the ROE goal of 15%, and a target of 10% of base pay for the achievement of personal objectives.  Mr. Kennedy received a 2006 MIP award of $167,382.  Mr. Fick received a 2006 MIP award of $171,215.

Long-term Compensation.

Deferred Compensation Plan (Deferred Plan).  Under the Company’s Deferred Plan, an executive officer may elect to defer up to 100 percent of total cash compensation after payroll deductions.  Upon an election by an executive officer to defer compensation, the Company transfers cash equal to the amount deferred to a bank trustee under an irrevocable trust established by the Company, and the Trustee purchases such number of shares of Common Stock of the Company representing an amount equal to the compensation earned and deferred by the executive officer. Pursuant to the Deferred Plan, dividends paid on the shares in such trust are used by the Trustee to purchase additional shares of Common Stock of the Company which are placed in the trust.  The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes.  The assets of the trust are subject to claims by the Company’s creditors. The Deferred Plan generally provides that the shares credited to the participant’s account will be paid upon termination of employment in five annual installments.  None of the named executive officers deferred income under the Deferred Plan in 2006.  Messrs. Michael, Stone, and Dondanville have deferred income under the Deferred Plan in prior years, and continue to receive dividends on shares held in the Deferred Plan.

Omnibus Stock Plan (Omnibus Plan).  Under the Company’s Omnibus Plan, certain employees, officers, consultants and directors of the Company are eligible to receive long-term incentive compensation in a variety of forms including non-qualified stock options, incentive stock options, stock appreciation rights, performance units, restricted stock awards, and other stock-based awards.  The Omnibus Plan was adopted in 2005 and replaced the Company’s Incentive Stock Option Plan (“ISOP”). The purpose of the Omnibus Plan is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire a proprietary interest in the Company and rewarding them for achieving or exceeding the Company’s performance goals.  The grant of awards, the value of which is related to the value of the Company’s Common Stock, aligns the interests of the Company’s employees, executive officers, consultants, and directors with that of the shareholders.  The ERC believes this arrangement develops a strong incentive for the key personnel to put forth maximum effort for the continued success and long-term growth of the Company.

In 2006, the Company awarded long-term incentive awards in the form of stock option grants to certain employees and officers of the Company.  In general, the stock options vest over five years at the rate of 20 percent per year and expire 10 years after grant.  Prior to 2006, incentive stock options were awarded.  In 2006 non-qualified stock options were awarded to enable the Company to take a deduction of the value of the option awards for income tax purposes, and to simplify the administration of the stock option program.  In 2005, the Board approved the acceleration of the vesting of all outstanding stock options, including options issued to directors and executive officers under the ISOP and the Omnibus Plan.  The Board took this action to eliminate the requirement for recognizing future compensation expense under FASB Statement No. 123R.

The ERC believes stock options serve as incentives to executives to maximize long-term growth and profitability of the Company, an arrangement that benefits both the executives and shareholders.  Stock options, which typically vest over five years, also provide a means to retain key employees. The ERC determines the number of stock option awards an executive officer receives under the Omnibus Plan based on the executive officer’s position, and a subjective assessment of the executive officer’s individual performance and anticipated future contributions to the Company. The ERC establishes and recommends to the independent directors of the Board the annual stock option grant for Mr. Michael, which is established based on a review of long-term incentive compensation of CEO positions among the Peer Companies. A target range of the value of annual long-term incentives awards, expressed as a percentage of base salary, has been established for all other Company executives.  Mr. Michael recommends to the ERC proposed annual stock options awards within the target range for each position, and the ERC reviews and recommends those proposed stock option awards to the Board of Directors for approval.

Employee Stock Ownership Plan (ESOP).  The Company’s ESOP offers another valuable way of retaining and motivating the employees, including executive officers, who work 1,000 or more hours per year, by offering ownership in the Company on a long-term basis.  The Board of Directors may approve an annual profit sharing contribution to the ESOP that is used by the ESOP to purchase Common Stock on behalf of the Company’s employees, including executive officers. All ESOP participants, including executive officers, may receive an annual contribution expressed as a percentage of eligible compensation (limited for an individual employee to an annual cap of $220,000 in earnings in 2006).  For plan years prior to 2007, ESOP contributions vest 100 percent after five years of vesting service; for plan years after 2006, ESOP contributions vest 100% after three years of vesting service. For 2006, the Company made a discretionary profit sharing contribution to the ESOP of 11.33 percent of participants’ eligible compensation.

401(k) Plan.  Effective January 1, 2004, the Company adopted a 401(k) Plan in which all employees, including executive officers, scheduled to work 1,000 or more hours per year, are entitled to participate.  All participants receive a minimum annual contribution by the Company to their 401(k) accounts of three percent of eligible compensation (limited for an individual employee to an annual cap of $220,000 in earnings in 2006), which is immediately vested.  The Board of Directors may also approve discretionary profit sharing contributions to the 401(k) Plan, which are allocated in proportion to the eligible compensation paid to each participant, subject to statutory maximums.  For plan years prior to 2007, the profit sharing contributions vest 100 percent after five years of vesting service; for plan years after 2006, profit sharing contributions vest after three years of vesting service.  Participants are entitled to make their own elective deferrals to the 401(k) Plan through compensation reduction.  For 2006, in addition to the three percent annual contribution, the Company made a discretionary profit sharing contribution to the 401(k) of 2.67 percent of participants’ eligible compensation.

Key Employee Excess Benefit Plan (Key Plan).  The purpose of the Key Plan is to restore benefits lost to certain executive officers under the ESOP and 401(k) Plan due to limitations on benefits contained in the Internal Revenue Code.  The Company transfers to a bank trustee under an irrevocable trust established by the Company such number of shares of Common Stock of the Company representing an amount equal to the benefits the participant would have earned in 401(k) and ESOP but for the limitation in the Internal Revenue Code on the maximum compensation on which those benefits may be calculated.  The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes.  The assets of the trust are subject to claims by the Company’s creditors. The Key Plan generally provides that dividends are credited to the participant’s account and reinvested in shares of Common Stock of the Company. The shares credited to the participant’s account pursuant to the Key Plan will be paid upon termination of employment in five annual installments.  Mr. Michael ceased active participation in the Key Plan in 2005.  He continues to receive dividends on the shares held in the Key Plan. No other employee participates or has participated in the Key Plan.

Perquisites and Other Personal Benefits.  Messrs. Michael, Stone, and Dondanville are authorized to use the Company’s aircraft for their personal use, and are reimbursed for their personal commercial air travel, and personal legal expenses, all of which may not exceed 6.5 percent of each of their respective base salary (hereinafter referred to as the travel/legal benefit).  Messrs. Michael, Stone, and Dondanville are reimbursed for any taxes arising out of the receipt of travel/legal benefits, but only to the extent that these benefits and related taxes do not exceed 6.5 percent of base salary.  The following travel/legal benefit and associated federal income tax payment was provided in 2006: Mr. Michael, $25,580/$8,515; Mr. Stone, $8,668/$2,098; Mr. Dondanville, $14,089/$5,558.

Personal use of the Company aircraft is valued for purposes of the 6.5 percent benefit amount at the incremental cost of usage based upon the average variable operating cost to the Company.  Variable operating costs include fuel, maintenance, weather monitoring, on-board catering, landing/ramp fees and other miscellaneous variable costs.  This variable cost rate was $900 per flight hour until October of 2006, when it increased to $1,100 per flight hour. The variable cost attributable to Mr. Michael’s personal use of the Company aircraft amounted to $23,515 and the value attributable to Mr. Stone’s personal use was $6,570.  Mr. Dondanville did not use the Company’s aircraft for personal use in 2006.

Income for personal use of the Company aircraft is imputed in accordance with Internal Revenue Code regulation section 1.62-21 utilizing the Standard Industry Fare Level (SIFL) methodology.  The SIFL Rate is multiplied by the statutory miles flown for personal purposes and multiplied by a 300 percent valuation multiplier for executive officers.  Any applicable terminal charges are added for each leg of the trip and the entire sum is multiplied by the number of passengers for whom the executive officer is responsible.

During 2006, Messrs. Michael and Stone utilized the Company aircraft for personal use within established executive compensation guidelines.  Mr. Michael utilized 25.15 flight hours for 11 personal trips with a total of 20 passengers and was imputed additional income of $18,172.  His spouse accompanied him on seven trips.  Mr. Stone utilized 7.3 flight hours for three personal trips with a total of seven passengers and was imputed additional income of $5,318.  His spouse accompanied him on two trips.

Until May 2006, other home office vice presidents were provided with the travel/legal benefit in the aggregate amount of 6.5 percent of their base salary.  Those vice presidents were reimbursed for any taxes arising out of the receipts of these benefits, but only to the extent that these benefits and related taxes did not exceed 6.5 percent of base salary.  The travel/legal benefit was eliminated effective May 2006 (other than for Messrs. Michael, Stone, and Dondanville as described in the preceding paragraphs).  An amount up to 6.5% of base salary was added to the base salary for each vice president to compensate for the elimination of the travel/legal benefit, which amount was recommended by Mr. Michael and approved by the Board of Directors, based upon each vice president’s tenure with the Company and utilization of the benefit.  Mr. Fick did not utilize the travel/legal benefit from October 2005 when he joined the Company until May 2006 when the benefit was discontinued. The base salary of Mr. Fick was increased $7,000 to compensate for the elimination of the travel/legal benefit.  Mr. Kennedy was not eligible for this benefit.

Until May 2006, the named executive officers and all other vice presidents were reimbursed for monthly dues and initiation fees or capital charges for country club memberships.  Beginning in May 2006, monthly country club dues are no longer reimbursed for any Company executive. The Company will continue to pay any initiation fees for which it had agreed to pay, prior to May 2006, as an element of an offer of employment, including the country club initiation fees/capital charges for Messrs. Kennedy and Fick.  The Company may also continue to reimburse vice presidents for country club initiation fees or capital charges in the future on a case-by case basis as a component of the Company’s offer of employment.  For the period January 1, 2006 through April 30, 2006 the following amounts were reimbursed for monthly country club dues: Mr. Michael, $2,006; Mr. Stone, $1,635; Mr. Dondanville, $1,522; Mr. Kennedy, $0; and Mr. Fick, $977.  In 2006, Mr. Kennedy was reimbursed for $3,500 for country club initiation/capital charges.

Elements of Post-Termination Compensation and Benefits.  The Company has not entered into any employment contracts or other severance agreements with any of its executive officers that would compensate the executive officers for or after departing the Company. Nor does the Company have change in control agreements with its executives and does not provide any additional benefits for executives in the event of a change in control.

Messrs. Michael, Stone, and Dondanville are participants in the MVP Program, which is described in more detail at page 29. Upon termination of employment of an MVP Program participant for any reason other than Normal Retirement (defined as the date at which a participant has attained both combined age and service with the Company of 75 and at least 10 years of service), death, or disability, all unpaid positive MVP bonus bank balances of the participant are forfeited unless the ERC deems otherwise.  Upon Normal Retirement, a positive MVP bonus bank as calculated under the MVP Program will be paid to a Participant in a lump sum within 90 days of retirement if the Participant is age 65 or older, and as a quarterly annuity to age 65 using the five year Treasury Note in effect at the date of retirement if the Participant’s age is less than 65.  All such payments upon retirement are subject to ongoing restrictions on the Participant’s employment in the insurance industry, solicitation of Company employees, and solicitation of business away from the Company, among other obligations. At year-end 2006, Mr. Michael qualified for Normal Retirement under the MVP Program; Messrs. Stone and Dondanville did not qualify for Normal Retirement.

Under the terms of the Incentive Stock Option Plan and Omnibus Stock Plan, stock option grants vest upon the death, disability, or retirement of an optionee.  Retirement is defined as combined age and years of service of 75 or greater. Stock options must be exercised within one year of the death of an optionee, and within three years of the disability or retirement of an optionee.  In the event of the departure of an optionee for reasons other than death, disability, or retirement, vested options must be exercised within 90 days of the termination of employment, except that all vested options are forfeited if the optionee’s employment is terminated for cause.

At the beginning of 2006, Mr. Michael’s age and years of service exceeded 75.  Accordingly, upon Mr. Michael’s departure from the Company, all of his outstanding stock option grants will immediately vest.  At year-end 2006, none of the other named executive officers had age and years of service that would qualify them for Normal Retirement under the Incentive Stock Option Plan or Omnibus Stock Plan.

Under the Company’s self-funded health plan for employees, coverage may be maintained at retirement, defined as combined age and years of service of 75 with at least 20 years of service, by paying the full amount of the employee and Company premium.  At the end of 2006, Mr. Michael qualified for retiree health coverage, which will become effective when he retires, while none of the other named executive officers qualified.

Stock Ownership/Retention Guidelines (Guideline).  It is the Company’s belief that key executives, those few executives who impact the stock price based on their achievements, should hold significant amounts of Company stock.  The value of all shares owned, including those held outright and in benefit plans, but excluding the value of stock options held, must equal or exceed a multiple of their annual base salary, as shown below:

Position	$ Value of Shares
CEO	6.0 x Base Salary
COO	4.0 x Base Salary
CFO	3.0 x Base Salary
Other Officers	1.5 x Base Salary

Executives to whom this Guideline applies will be encouraged to reach their respective stock ownership level within five years of the later of:  the enactment of this Guideline in February 2006, or the date on which an individual assumes an executive position covered by this Guideline.

The ERC reviews the progress of executives to whom the Guideline applies toward their stock ownership goal each year.  Effective December 31, 2006, Messrs. Michael, Stone, Dondanville, and Fick had met their respective stock ownership goal.  Mr. Kennedy who joined the Company in 2006, held 44 shares of RLI shares effective December 31, 2006.  Until an executive subject to the Guideline reaches the stated level of ownership, the executive is required to hold all net shares received from long-term incentive awards.  The ERC has concluded that all Company executives to whom the Guideline applies have met their ownership level or are making satisfactory progress toward the achievement of their respective ownership goal.

2006 ERC Activities.  The ERC took the following key actions in 2006 in addition to its ongoing oversight and approval responsibilities with respect to executive compensation and management succession and development:

•              Approved and recommended that the Board adopt the RLI Incentive Compensation Plan (“Incentive Plan”), which Incentive Plan was approved by the Board and Shareholders. The Incentive Plan, which is described on page 29, was adopted to amend, consolidate, and restate prior incentive compensation plans established by the Company.  The Incentive Plan provides an omnibus incentive plan under which all Company incentive programs are administered. Compensation payable under the Incentive Plan is intended to be deductible by the Company in accordance with Section 162(m) of the Internal Revenue Code.

•              Approved the MVP Program Guideline (“MVP Program”), MVP formula for 2006, and MVP Program participants and target awards for 2006, discussed above.

•              Approved long-term incentive awards in the form of non-qualified stock options.  The ERC decided to grant non-qualified stock options because they are deductible by the Company as an expense for income tax purposes, require less administrative oversight than ISOs, and allow recipients to exercise the option through a broker-assisted cashless exercise process.

•              Approved a revision to the Company’s Executive Stock Ownership Guideline to calculate the ownership levels as a multiple of base pay and provide for a five year timeframe for covered executives to reach their ownership level.  The previous stock ownership guideline calculated the required ownership level as a multiple of base pay and the value of annual long-term incentive awards, which did not permit the ownership requirement to be readily calculated by executives since long-term incentive awards were in the form of stock options.

•              Approved the amendment of the RLI Corp. ESOP to increase participants’ ability to diversify shares based on years of service as opposed to the prior standard that required requisite age and years of service.  The ESOP was also amended to provide a three year “cliff” vesting schedule for profit sharing contributions to the ESOP for plan years 2007 and later.

•              Approved the amendment of the RLI Corp. 401(k) Plan to add: an employee loan provision; a hardship withdrawal provision; a rollover withdrawal provision; an automatic enrollment option for new employees at a 3% deferral rate; and a three year “cliff” vesting schedule for profit sharing contributions to the 401(k) Plan for plan years 2007 and later.

•              Ceased the historical practice of granting Mr. Michael an additional fixed number of stock options to award at his discretion throughout the year for promotions and new employees.  At management’s suggestion, Mr. Michael now must obtain the advance written approval of the Chairman of the ERC before making a stock option grant for promotions and new employees.  All such stock options are dated on the later of the date of the promotion or hire, or written approval from the Chairman of the ERC.  The ERC is informed at each ERC meeting of all such stock options granted since the last ERC meeting and ratifies such awards.

•              Amended the ERC Charter to: (1) clarify that the ERC has responsibility to review and recommend to the Board for approval the CEO’s compensation recommendations for “the COO, the CFO, and other officers designated by the Committee,” which other officers were designated to be those identified under Section 16(a) of the Securities Exchange Act of 1934; (2) confirm that “management also has the authority to retain consultants with respect to the Company’s compensation and benefits programs, but may not retain the consulting firm retained by the ERC to assist in the evaluation of CEO or senior executive compensation without advance approval from the ERC”; and (3) to make clear that the ERC does not set or advise upon the compensation of the Board, which is the responsibility of the Nominating/Corporate Governance Committee.

Management retained the compensation consulting firm of Towers Perrin during 2006 to explore the concept of implementing a multi-year long-term incentive plan for certain management members.  It was unclear at the time Towers Perrin was engaged whether or not management would recommend implementation of such a plan, and whether or not such a plan would apply to the CEO or other senior executives for whom the ERC has responsibility to review or approve compensation. Management informed the ERC Chairman of the retention of Towers Perrin.

When the preliminary report of Towers Perrin was presented to the ERC, the ERC concluded that since such a long-term incentive plan might apply to the CEO and other senior executives, the ERC should retain Towers Perrin in connection with any further consulting work with respect to such a plan, and ratified the previous retention of Towers Perrin by management for the preliminary concept work.  The ERC and management subsequently decided not to pursue the design and implementation of such a long-term incentive plan at that time. Towers Perrin consequently did not provide any further compensation consulting to the ERC.

Executive Management

Executive Officers. The following information is provided as to each current executive officer of the Company:

		Executive
	Position	Officer
Name and Age	with Company	Since

Carol J. Denzer Age 44 (1)	Vice President, Chief Information Officer of the Company’s principal insurance subsidiaries	2007

Joseph E. Dondanville Age 50	Senior Vice President, Chief Financial Officer	1992

Jeffrey D. Fick Age 46 (2)	Vice President, Human Resources	2006

Aaron H. Jacoby Age 36	Vice President, Corporate Development	2003

Daniel O. Kennedy Age 42 (3)	Vice President, General Counsel & Corporate Secretary	2006

Craig W. Kliethermes Age 41 (4)	Vice President, Actuarial Services of the Company’s principal insurance subsidiaries	2007

Jonathan E. Michael Age 53	President & Chief Executive Officer and Director	1985

John E. Robison Age 39(5)	Treasurer	2006

Michael J. Stone Age 58	President & Chief Operating Officer of the Company’s principal insurance subsidiaries	1997

(1)                                  Mrs. Denzer was promoted to Vice President, Chief Information Officer of the Company’s wholly-owned insurance subsidiaries, RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company in January 2006.  Prior to this promotion, Mrs. Denzer had been Vice President, Reinsurance Catastrophe Management since July 2004, and previously held various managerial and accounting positions since she joined the Company in 1987.

(2)                                  Mr. Fick joined the Company as Vice President, Human Resources in October 2005. Previously he was Vice President, Human Resources at Snap-On, Inc., Diagnostic and Information Division.  He also served as the Vice President, Human Resources of HNI Corporation, a publicly traded manufacturer and retailer of office furniture and hearth products, where he was employed from March 1994 through January 2005.

(3)                                  Mr. Kennedy joined the Company as Vice President and General Counsel in February 2006.  Previously, he was a Partner in the law firm of Hunton & Williams LLP from April 1999 through February 2006 and an associate with that firm from 1997.  He was appointed Corporate Secretary as of February 16, 2007.

(4)                                  Mr. Kliethermes joined the Company as Vice President, Actuarial Services in April 2006.  Previously he was Senior Vice President, Quantitative Analyst for Lockton Companies from January 2006 through April 2006.  Mr. Kliethermes was Assistant Vice President, Employers Reinsurance Corporation and Vice President, Westport for GE Insurance Solutions from May 1998 through January 2006.

(5)                                  Mr. Robison joined the Company as Treasurer in August 2004.  Previously, he was Investment Manager of National Interstate Insurance Company, a property and casualty insurance company, from February 2002 through August 2004.  He was an Analyst with Battelle Memorial, a global science and technology enterprise, from June 2001 through February 2002, and a Business Analyst with Marconi Communications from June 2000 to April 2001.

Executive Compensation

Summary Compensation Table.  The aggregate compensation earned from the Company and its subsidiaries during the last fiscal year is set forth below for the Company’s President & Chief Executive Officer, Senior Vice President, Chief Financial Officer, and the other three most highly compensated executive officers.

							CHANGE IN
						NON-	PENSION
						EQUITY	VALUE AND
						INCENTIVE	NONQUALIFIED
				STOCK	OPTION	PLAN	DEFERRED	ALL OTHER
NAME and PRINCIPAL		SALARY	BONUS	AWARDS	AWARDS	COMPENSA-	COMPENSATION	COMPENSATION	TOTAL
POSITION	YEAR	($)	($)(1)	($)	($)(2)	TION($)(3)	EARNINGS ($) (4)	($)(5)(6)(7)(8)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jonathan E. Michael	2006	726,125	—	—	434,595	2,207,104	—	85,362	3,453,186
President & Chief
Executive Officer

Joseph E. Dondanville	2006	331,333	—	—	88,975	885,298	—	61,058	1,366,664
Senior Vice President,
Chief Financial Officer

Jeffrey D. Fick	2006	236,333	25,000	—	11,845	171,215	—	69,981	514,374
Vice President,
Human Resources

Daniel O. Kennedy	2006	235,513	75,000	—	24,953	167,382	—	109,325	612,173
Vice President,
General Counsel &
Corporate Secretary

Michael J. Stone	2006	445,000	—	—	63,262	1,323,157	—	55,061	1,886,480
President & Chief
Operating Officer
of the Company’s principal insurance
subsidiaries

(1)	The amounts shown in column (d) represent sign-on bonuses paid in connection with recruiting Messrs. Kennedy and Fick to the Company

(2)

The amounts shown in column (f) reflect the dollar amount recognized for financial statement reporting purposes in accordance with FASB Statement No. 123R of non-statutory stock options awards granted to each of the named executive officers in 2006 pursuant to the RLI Corp. Omnibus Stock Plan. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007.

(3)

The amounts shown in column (g) for Messrs. Michael, Stone, and Dondanville reflect the cash awards for 2006 paid under the Market Value Potential Executive Incentive Program (“MVP Program”), which is discussed in further detail on page 29, and reflect 40% of each officer’s MVP Program “bonus bank” balance after being credited for 2006 MVP bonuses. The amounts reflected in column (g) for Messrs. Kennedy and Fick reflect the cash awards for 2006 paid under the Management Incentive Program, which is discussed in further detail on page 30.

(4)          The RLI Corp. Pension Plan (“Pension Plan”) was terminated and benefits were distributed to participants in 2006.  Messrs. Michael, Stone, and Dondanville were participants in the Pension Plan; Messrs. Kennedy and Fick did not participate.  The actuarial present value of the accumulated benefit under the Pension Plan on December 31, 2005 was: Mr. Michael, $354,552; Mr. Stone, $162,107; and Mr. Dondanville, $280,675.  The actuarial present value of the accumulated benefit under the Pension Plan on December 31, 2006 for each of Messrs. Michael, Stone and Dondanville was $0.

(5)          The amounts shown in column (i) includes:

a.               A Company profit sharing contribution to the RLI Corp. Employee Stock Ownership Plan of $27,426 for each named executive officer; a Company profit sharing contribution to the RLI Corp. 401(k) Plan for Messrs. Michael, Stone, Dondanville, and Fick of $12,689 and for Mr. Kennedy of $10,637.

b.              The value of travel accident insurance, provided to all Company employees at the director level and above, for each named executive officer calculated by dividing the annual premium for such coverage by the number of covered employees.

c.               Reimbursement for country club dues and fees for each named executive officer through April 2006 when such reimbursement was discontinued, which is discussed in further detail on page 33 under the heading “Perquisites and Other Personal Benefits.”

(6)          The amounts shown in column (i) for Messrs. Michael, Stone, and Dondanville include the value of a travel/legal benefit, which is comprised of amounts for personal use of the Company aircraft, personal commercial air travel, and personal legal services, all of which are limited in the aggregate to 6.5 percent of each of their respective base salary, which is discussed in further detail on page 33 under the heading “Perquisites and Other Personal Benefits”.  Messrs. Michael, Stone, and Dondanville are also reimbursed for any income taxes arising out of the receipt of travel/legal benefits, but only to the extent that these benefits and related taxes do not exceed 6.5 percent of base salary.  The following travel/legal benefits and associated income tax payments were provided in 2006: Mr. Michael, $25,580 travel/legal benefit, $8,515 income taxes; Mr. Stone, $8,668 travel/legal benefit, $2,098 income taxes; Mr. Dondanville, $14,089 travel/legal benefit, $5,558 income taxes.  The amounts shown in column (i) for Messrs. Michael, Stone, and Dondanville include the following value of a Company provided automobile: Mr. Michael, $8,990; Mr. Stone, $4,487; and Mr. Dondanville, $5,176. The value of the Company provided automobiles was determined pursuant to the annual lease valuation method under the Internal Revenue Code, which includes the specified annual lease value for each automobile multiplied by the percentage of personal miles driven plus 5.5 cents per personal mile for Company-provided fuel.

(7)          The amounts shown in column (i) for Messrs. Kennedy and Fick includes the value of relocation expenses paid as part of their respective offers of employment.  For Mr. Kennedy, $50,747 was paid for airfare, hotel, meals, house hunting trips, closing costs on the purchase of his home in Illinois, and real estate commissions.  Income taxes of $16,881 were paid by the Company on Mr. Kennedy’s behalf in connection with the relocation benefits paid to him.  For Mr. Fick, $18,939 was paid for mileage, meals, hotel, mortgage payments on his house in Iowa for six months, and closing costs on the purchase of his home in Illinois.  Income taxes of $9,793 were paid by the Company on Mr. Fick’s behalf in connection with the relocation benefits paid to him. The Company purchased Mr. Fick’s house in Iowa for $417,000 and subsequently resold it for $398,000, less real estate commissions and closing costs of $25,186.

(8)          In 1996, when the Company acquired an equity ownership interest in Maui Jim, Inc. (“Maui Jim”), Messrs. Michael and Dondanville were elected to the Board of Directors of Maui Jim.  They continue to hold those positions.  Messrs. Michael and Dondanville were paid an initial board of director retainer in the form of 20,000 non-qualified options to purchase shares of Maui Jim stock and were paid a director fee of $1,500 for each of the nine Maui Jim board meetings held from December 1996 through February 2002. Messrs. Michael and Dondanville elected to be paid their entire Maui Jim director fees in the form of non-qualified options to purchase shares of Maui Jim stock valued pursuant to an annual appraisal, which election was available to members of the Maui Jim Board of Directors who were not Maui Jim employees.

After February 2002, no further director fees were paid to Messrs. Michael and Dondanville for their service as directors of Maui Jim.  Mr. Michael exercised all of his options to purchase 67,878 Maui Jim shares in 2003, and Mr. Dondanville exercised all of his options to purchase 67,878 Maui Jim shares in 2004. Each of them paid cash for such shares and incurred an income tax liability on the gain at the time of exercise.  In 2006, Messrs. Michael and Dondanville each received a dividend of $84,847 on their shares of Maui Jim stock.  The amounts reflected in column (i) do not include dividends paid to Messrs. Michael and Dondanville on the Maui Jim stock in 2006.

Grants of Plan-Based Awards.  The following table sets forth information about estimated future payouts under non-equity incentive plan awards, which consist of potential payouts under the Market Value Potential Executive Incentive Program for Messrs. Michael, Dondanville and Stone, and under the Management Incentive Program for Messrs. Fick and Kennedy.  The table also shows information regarding grants of stock options made to the named executive officers under the Omnibus Plan in 2006.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) (2)			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Options (#) (3)	Awards ($/Sh)	Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jonathan E. Michael	05/04/06				10,500	50.15	146,685
	08/04/06				10,500	47.44	136,605
	11/03/06				10,500	54.04	151,305
	N/A	0	1,531,334	7,500,000

Joseph E. Dondanville	05/04/06				17,500	50.15	244,475
	N/A	0	614,990	7,500,000

Jeffrey D. Fick	05/04/06				7,000	50.15	97,790
	N/A	0	121,000	181,500

Daniel O. Kennedy	02/16/06				5,000	52.30	72,850
	05/04/06				8,000	50.15	111,760
	N/A	0	137,500	206,250

Michael J. Stone	05/04/06				27,500	50.15	384,175
	N/A	0	917,695	7,500,000

(1)          For Messrs. Michael, Dondanville, and Stone, the amounts shown in columns (d) reflect the target award under the Market Value Potential Executive Incentive Program (MVP Program), which is discussed in further detail on page 29, calculated based on the creation of $60 million in market value potential; and the amounts shown in column (e) reflect the maximum annual award of $7.5 million as specified under the RLI Incentive Compensation Plan approved by shareholders in 2006.  The MVP Program does not provide for specific threshold awards.  If in a given year the Company’s performance results in a negative MVP calculation such that it reduces a participant’s MVP Program “bank balance” to zero or below, no MVP Program bonus payment would be made for that year,

(2)          For Messrs. Fick and Kennedy, the amounts shown in columns (c), (d) and (e) reflect (i) the minimum award under the Management Incentive Program, discussed in further detail on page 30,

which is equal to 0 if MVP and ROE results fall below minimum levels for a which a bonus will be paid; (ii) the target award which is equal to 50% of their respective annual base salary rate at year-end; and (iii) the maximum award which is equal to 75% of their respective annual base salary rate at year-end.

(3)          Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20% increments.  Such options lapse on the 10th anniversary of the grant date.  All options were granted pursuant to the RLI Corp. Omnibus Stock Plan.  Under the terms of the Omnibus Stock Plan, stock option grants vest upon the death, disability, or retirement of an optionee.  Retirement is defined as combined age and years of service of 75 or greater. At the beginning of 2006, Mr. Michael’s age and years of service exceeded 75.  Therefore, under FASB Statement No. 123R, Mr. Michael’s option awards must be expensed at the time of grant, rather than over the five-year vesting period.  The ERC accordingly decided to grant Mr. Michael’s options in 2006 on a quarterly basis to avoid a disproportionate expense in any one quarter.  Mr. Michael also received a quarterly grant of 10,500 non-qualified stock options in February 2007.

Outstanding Equity Awards at Fiscal Year-End.  The following table sets forth information with respect to the named executive officers regarding the outstanding stock option awards as of fiscal year-end 2006 (December 31, 2006).

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Jonathan E. Michael	6,290			15.9063	5/6/09
	6,336			15.7813	5/4/10
	60,000			20.05	5/3/11
	60,000			29.335	5/2/12
	60,000			29.55	5/1/13
	60,000			35.08	5/6/14
	45,000			44.54	5/5/15
		10,500		50.15	5/4/16
		10,500		47.44	8/4/16
		10,500		54.04	11/3/16

Joseph E. Dondanville	10,356			21.20	5/7/08
	21,000			15.9063	5/6/09
	20,000			15.7813	5/4/10
	22,000			20.05	5/3/11
	32,000			29.335	5/2/12
	28,000			29.55	5/1/13
	28,000			35.08	5/6/14
	21,000			44.54	5/5/15
		17,500		50.15	5/4/16

Jeffrey D. Fick	4,000		49.5	10/19/15
		7,000	50.15	5/4/16

Daniel O. Kennedy		5,000	52.30	2/21/16
		8,000	50.15	5/4/16

Michael J. Stone	3,250		13.00	5/1/07
	13,838		21.10	5/7/08
	6,004		15.9063	5/6/09
	5,889		15.7813	5/4/10
	30,000		20.05	5/3/11
	48,000		29.335	5/2/12
	40,000		29.55	5/1/13
	40,000		35.08	5/6/14
	30,000		44.54	5/5/15
		27,500	50.15	5/4/16

(1)                                  In 2005, the Board approved the acceleration of the vesting of all outstanding stock options, including options issued to executive officers under the Incentive Stock Option Plan and the Omnibus Stock Plan. The options, if exercised, are subject to a holding period equal to the original vesting schedule. Each option listed above vests 20% each year over a five year period. The Board took this action to eliminate the requirement for recognizing future compensation expense under FASB Statement No. 123R. Such options lapse on the 10th anniversary of the grant date.

(2)                                  These grants are included in column (f) of the Summary Compensation Table on pages 38 and 39 and do not constitute additional compensation from what is reported there. Each option listed vests 20% per year over five years and lapses on the tenth anniversary of the grant date.

Option Exercises and Stock Vested.  The following table sets forth information with respect to the named executive officers regarding the exercise of options during the last fiscal year (2006).  Value realized on exercise is the excess of the fair market value of the underlying stock on the exercise date over the exercise price under the option.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Jonathan E. Michael	9,355	327,705
Joseph E. Dondanville	11,646	417,389
Jeffrey D. Fick
Daniel O. Kennedy
Michael J. Stone	49,707	1,809,382

Pension Benefits.  The following table sets forth information with respect to the named executive officers under the Company’s Pension Plan (“Pension Plan”).  The Pension Plan was terminated and benefits distributed to participants in 2006.

Name	Plan Name	Number of Years Credited Service (#)	Payments During Last Fiscal Year ($) (1)
(a)	(b)	(c)	(d)
Jonathan E. Michael	RLI Corp. Pension Plan	20	367,389
Joseph E. Dondanville	RLI Corp. Pension Plan	19	290,629
Jeffrey D. Fick	N/A	—	—
Daniel O. Kennedy	N/A	—	—
Michael J. Stone	RLI Corp. Pension Plan	7	168,237

(1)   The amounts reflected for Messrs. Michael, Stone, and Dondanville reflect the amounts distributed to them upon termination of the Pension Plan.  Messrs. Kennedy and Fick were not participants in the Pension Plan.

Non-qualified Deferred Compensation.  The following table sets forth information on the non-qualified deferred compensation for the named executive officers in 2006.

Name	Aggregate Earnings in Last FY ($) (1) (2)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)
Jonathan E. Michael	350,163	2,729,311
Joseph E. Dondanville	60,734	473,391
Jeffrey D. Fick
Daniel O. Kennedy
Michael J. Stone	123,445	962,193

(1)          The amounts shown in column (b) for Mr. Michael reflect the dividends paid on, and increase in the value of, RLI shares held in his accounts under the Deferred Compensation Plan (Deferred Plan), which is described in further detail at page 31, and Key Employee Excess Benefit Plan (Key Plan), which is described in further detail at page 32.  Dividends paid on shares held in the Deferred Plan and Key Plan are used to purchase additional shares held in those plans. Mr. Michael did not participate in the Deferred Plan in 2006, and no contributions were made on his behalf under the Key Plan in 2006.  The amounts shown in column (b) were not included in amounts shown in the Summary Compensation Table for 2006 for Mr. Michael.  Amounts deferred by Mr. Michael in previous years and contributions on his behalf under the Key Plan in previous years were included in the Summary Compensation Table in the year of such deferrals or contributions.

(2)          The amounts shown for Messrs. Stone and Dondanville in column (b) reflect the dividends paid on, and increase in the value of, RLI shares held in their respective accounts under the Deferred Plan, which is described in further detail at page 31.  Dividends paid on shares held in the Deferred Plan are used to purchase additional shares held in that plan. Neither of Messrs. Stone or Dondanville participated in the Deferred Plan in 2006.  The amounts shown in column (b) were not included in amounts shown in the Summary Compensation Table for 2006 for Messrs. Stone and Dondanville. Amounts deferred by Messrs. Stone and Dondanville in previous years were included in the Summary Compensation Table in the year of such deferrals.

The Company’s executive officers do not have any employment, severance or other agreements with the Company that provide for any type of payout or acceleration of amounts owed upon a termination of employment or a change in control of the Company.

Equity Compensation Plan Information.

The following table provides information as of December 31, 2006, regarding Common Stock that may be issued under the Company’s existing equity compensation plans, including the Director Plan, the Director Stock Plan, the Incentive Stock Option Plan (“ISOP”), the Deferred Plan, the Deferred Agreement and the Omnibus Plan. Information is included for both equity compensation plans approved and not approved by the Company’s shareholders.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders (1)	1,632,019	(2)	$31.30	1,081,581	(3)
Equity compensation plans not approved by shareholders (4)	-0-		0-		(5)
Total	1,632,019		$31.30	1,081,581

(1)          Consists of the Director Plan, Director Stock Plan, the ISOP and the Omnibus Plan.

(2)          Includes options to purchase 85,486 shares exercisable under the Director Plan, options to purchase 1,144,273 shares exercisable under the ISOP and options to purchase 402,260 shares exercisable under the Omnibus Plan.

(3)          Shares available for future issuance under the Omnibus Plan.  The Director Agreement currently provides for each newly appointed outside Director and each current outside Director to receive awards pursuant to the Omnibus Plan as described in Board Meetings and Compensation under Outside Directors’ Fee Award Agreement.

(4)          Consists of the Deferred Plan and the Deferred Agreement.

(5)          No specific number of shares of the Company’s Common Stock are reserved for future issuance under these plans.  Under the Company’s Deferred Plan and Deferred Agreement, executive officers and directors may elect to defer compensation otherwise payable to them. Under the Deferred Plan and Deferred Agreement, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of Common Stock as are equal to the compensation earned and deferred.

Shareholder Proposals.

To be included in the Company’s Proxy Statement for the 2008 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before November 30, 2007. Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615. In order for a shareholder to raise a matter at the 2008 Annual Meeting of Shareholders, the shareholder must notify the Company of the matter before February 14, 2008, or else the Company may exercise discretionary voting authority (vote the shares in the discretion of the persons appointed in the Proxy Card) over the proposal.

Other Business

The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the Annual Meeting, you are requested to (1) date, execute and return the enclosed proxy in the postage-paid, self-addressed envelope provided, or (2) vote your proxy over the Internet or by telephone using the instructions on your proxy card.

By Order of the Board of Directors

Daniel O. Kennedy

Vice President, General Counsel

& Corporate Secretary

Peoria, Illinois

March 30, 2007

Investor Information

Annual Shareholders Meeting.  The 2007 Annual Meeting of Shareholders will be held at 2 p.m., CDT, on May 3, 2007, at RLI’s offices at 9025 N. Lindbergh Drive, Peoria, Illinois.

Internet Voting.  As a convenience, most RLI shareholders may vote their proxies via the Internet at http://www.proxyvote.com.  Instructions are in your proxy card that you receive. Registered shareholders may sign up to access RLI’s Annual Report and Proxy Statement over the Internet in the future. Beneficial owners may contact the brokers, banks or other holders of record of their stock to find out whether electronic delivery is available.

Shareholder Inquiries. Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the transfer agent and registrar:

Wells Fargo Shareholder Services

P.O. Box 64854

St. Paul, MN   55164-0854

Phone: 800-468-9716 or 651-450-4064

Fax: 651-450-4033

Email: stocktransfer@wellsfargo.com

Dividend Reinvestment Plan.  If you wish to sign up for an automatic dividend reinvestment and stock purchase plan or to have your dividends deposited directly into your checking, savings or money market accounts, send your request to the transfer agent and registrar.

Requests for Additional Information.  Electronic versions of the following documents are available on our website:  2006 Annual Report, 2007 Proxy Statement, 2006 Annual Report  on Form 10-K, code of conduct, corporate governance guidelines, and charters of the Audit, Executive Resources, Finance and Investment and Nominating/Corporate Governance Committees.  Printed copies of these documents are available without charge to any shareholder. To be placed on a mailing list to receive shareholder materials, contact our corporate headquarters.

Contacting RLI.  For investor relations requests and management’s perspective on specific issues, contact treasurer, John E. Robison at 309-693-5846 or at john_robison@rlicorp.com.

RLI on the web.  www.rlicorp.com

[Picture of the RLI website’s home page]

RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois 61615

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard H. Blum and Gerald D. Stephens, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either one of them, to represent and to vote, as designated on the other side of this card, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 5, 2007, at the RLI Corp. Annual Meeting of Shareholders to be held on May 3, 2007 or any adjournments thereof.

If no other indication is made on the reverse side of this form, the Proxies shall vote for each of the nominees listed on the reverse side of this form, for Proposal 2, and, in their discretion, upon such other business as may properly come before the meeting.

(Continued and to be signed and dated on the reverse side.)

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
PLEASE READ THE INSTRUCTIONS BELOW

RLI Corp. encourages you to take advantage of new and convenient ways to vote for matters to be covered at the 2007 Annual Meeting of Shareholders.  Please take the opportunity to use one of the three voting methods below to vote. We’ve made it easier than ever.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to vote 24 hours a day, 7 days a week up until 11:59 pm Eastern Time the day before the meeting date.  Have the proxy card in hand when calling and then follow the simple instructions the Vote Voice provides.

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to vote 24 hours a day, 7 days a week up until 11:59 pm Eastern Time the day before the meeting date.  Have the proxy card in hand when accessing the web site and follow the simple instructions to create an electronic ballot.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by RLI Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to RLI Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

[CONTROL NUMBER]

If you vote by telephone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING.

To vote, mark blocks below in blue or black ink as follows:

THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.               ELECTION OF CLASS II DIRECTORS
(mark one):

NOMINEES: Barbara R. Allen, Richard H. Blum, F. Lynn McPheeters and Robert O. Viets

FOR ALL	☐

WITHHOLD ALL	☐

FOR ALL EXCEPT	☐	To withhold authority to vote for any individual nominee,
mark “For All Except” and write that nominee’s name
on the line below.

2.         APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED  PUBLIC ACCOUNTING FIRM:

For	Against	Abstain

☐	☐	☐

In the designated Proxies’ discretion, upon any other matters as may properly come before the meeting.

Please sign exactly as your name(s) appear(s).  Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.

Signature	Date

Signature (Joint Owners)	Date

RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois 61615

RLI EMPLOYEE STOCK OWNERSHIP PLAN
Confidential Voting Instructions

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side or by voting by phone or Internet, you direct the Trustee of the RLI Corp. Employee Stock Ownership Plan to vote (in person or by proxy), as indicated on the other side of this form, the number of shares of RLI Common Stock credited to this account as of March 5, 2007 under the RLI Corp. Employee Stock Ownership Plan, at the RLI Corp. Annual Meeting of Shareholders to be held on May 3, 2007 or any adjournments thereof.

If no other indication is made on the reverse side of this form, the Trustee shall vote for each of the nominees listed on the reverse side of this form and upon Proposal 2, pro rata with all shares of Common Stock held in the RLI Corp. Employee Stock Ownership Plan (based upon the vote of all other participants who provide voting instructions), and, in its discretion, upon such other business as may properly come before the meeting.

These confidential voting instructions will be seen only by authorized representatives of the Trustee.

(Continued and to be signed and dated on the reverse side.)

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,

PLEASE READ THE INSTRUCTIONS BELOW

RLI Corp. encourages you to take advantage of new and convenient ways to vote for matters to be covered at the 2007 Annual Meeting of Shareholders.   Please take the opportunity to use one of the three voting methods below to vote. We’ve made it easier than ever.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to vote 24 hours a day, 7 days a week up until 11:59 pm Eastern Time the day before the meeting date.   Have the proxy card in hand when calling and then follow the simple instructions the Vote Voice provides.

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to vote 24 hours a day, 7 days a week up until 11:59 pm Eastern Time the day before the meeting date.  Have the proxy card in hand when accessing the web site and follow the simple instructions to create an electronic ballot.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by RLI Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.   To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to RLI Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

[CONTROL NUMBER]

If you vote by telephone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING.

To vote, mark blocks below in blue or black ink as follows:

THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.               ELECTION OF CLASS II DIRECTORS
(mark one):

NOMINEES:	Barbara R. Allen, Richard H. Blum, F. Lynn McPheeters and Robert O. Viets

FOR ALL	☐

WITHHOLD ALL	☐

FOR ALL EXCEPT	☐	To withhold authority to vote for any individual nominee,
mark “For All Except” and write that nominee’s name
on the line below.

2.               APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

For	Against	Abstain

☐	☐	☐

In the Trustee’s discretion, upon other matters as may properly come before the meeting.

Please sign exactly as your name(s) appear(s).  Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.

Signature	Date

Signature (Joint Owners)	Date